Exhibit 32.2

Section 1350 Certification

by Ian P. Cleminson

In connection with the Quarterly Report on Form 10-Q of Innospec Inc. (the “Company”) for the period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ian P. Cleminson, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ IAN P. CLEMINSON

Executive Vice President and Chief Financial Officer

Ian P. Cleminson

November 5, 2025

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of this Report or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.